EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement No. 333-61054 on Form S-3, in Registration Statement No. 333-43790 on Form S-3, in Registration Statement No. 333-82283 on Form S-8, in Registration Statement No. 333-16935 on Form S-8 of BriteSmile, Inc. and in the related Prospectuses, of our report dated March 8, 2002, except for Note 1 as to which the date is March 28, 2002, with respect to the consolidated financial statements and schedule of BriteSmile, Inc. included in its Annual Report (Form 10K) for the year ended December 28, 2002.


                                                           /s/ Ernst & Young LLP



Walnut Creek, California
April 7, 2003